
<ARTICLE> 5
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                              43
<SECURITIES>                                         0
<RECEIVABLES>                                      996
<ALLOWANCES>                                        25
<INVENTORY>                                        329
<CURRENT-ASSETS>                                  1497
<PP&E>                                            8174
<DEPRECIATION>                                    3567
<TOTAL-ASSETS>                                    7810
<CURRENT-LIABILITIES>                             1366
<BONDS>                                           2874
<PREFERRED-MANDATORY>                               75
<PREFERRED>                                          0
<COMMON>                                             2
<OTHER-SE>                                        2120
<TOTAL-LIABILITY-AND-EQUITY>                      7810
<SALES>                                           4735
<TOTAL-REVENUES>                                  4735
<CGS>                                             2764<F1>
<TOTAL-COSTS>                                     2764<F1>
<OTHER-EXPENSES>                                   444<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 216
<INCOME-PRETAX>                                    622
<INCOME-TAX>                                       151
<INCOME-CONTINUING>                                471
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                         (11)
<NET-INCOME>                                       405
<EPS-PRIMARY>                                     2.56<F2>
<EPS-DILUTED>                                     2.46<F2>

<F1>Cost of goods sold and total costs are exclusive of depreciation and amortization which is shown on the other expense line in the Financial Data Schedule.
<F2>Effective in 1997, SFAS No. 128 established new standards for computing and presenting earnings per share (EPS). In the Financial Data Schedule, Praxair's Basic EPS is presented on the "EPS-Primary" line and Diluted EPS is presented on the "EPS-Diluted" line. Diluted EPS is consistent with Praxair's previously disclosed amounts.

